NUMBER

SHARES



AMERICAN HONDA FINANCE CORPORATION

This Certifies that ______________________________ is the

registered holder of ______________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this __________ *day* *of* __________ *A.D. 20*____

______________________ ______________________